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Exhibit 10.117

AMENDMENT TO THE
EMPLOYMENT AGREEMENT

        This Amendment Agreement, made as of the 18th day of December, 2001 is between Staff Builders, Inc., a Delaware Corporation (the "Company") now called ATC Healthcare Services, Inc. and Edward Teixeira (the "Employee").

        WHEREAS, the Company and the Employee entered into an Employment Agreement, dated as of April 15, 1999 and

        WHEREAS, the parties now desire to amend the Agreement as provided herein;

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.
Section 3 of the Agreement, relating to term is hereby amended such that term now is extended through, December 31, 2004.

2.
Section 4(a) of the Agreement, relating to compensation, is hereby amended such that the Employee's base salary as of January 1, 2002 will be $250,000 and such salary will be increased to $265,000 on January 1, 2003 and to $280,000 on January 1, 2004.

3.
Section 4(b) of the Agreement relating to incentive compensation is hereby amended such that the net income before taxes related to the acquisition of franchise rights of the DSS and DSI franchise is not included in the calculation of net income before taxes for calculating this incentive compensation. Any similar transaction in which ATC acquires franchise rights will also not be included in calculating net income before taxes for this incentive compensation.

4.
Section 5(d) of the Agreement relating to change of control is hereby amended such that the severance payment of (12) twelve months salary is changed to (18) eighteen months salary; and the payment period is hereby amended such that payment period of (12) twelve months is changed to (18) eighteen months.

5.
In consideration for entering into this Amended Employment Agreement, employee will be paid a bonus of $15,000 by January 30, 2002.

        Except as expressly amended herein, all other terms, conditions, agreements, representations and warranties contained in the Agreement shall remain in full force and effect.

ATC HEALTHCARE, INC.
By	/s/ DAVID SAVITSKY David Savitsky
EMPLOYEE
/s/ EDWARD TEIXEIRA Edward Teixeira

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  Exhibit 10.117
AMENDMENT TO THE EMPLOYMENT AGREEMENT